Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
August 7, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: August 31, 2009

•	Initial valuation date: August 26, 2009

•	Final valuation date: November 24, 2009

•	Maturity date: November 30, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA—by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	TBD	FWP-8	AKS	TBD	19.00%	70.00%	TBD	TBD	TBD	TBD	E-3466	06739JPH0/ US06739JPH04
CBS Corporation-Class B Non Voting	TBD	FWP-10	CBS	TBD	16.00%	70.00%	TBD	TBD	TBD	TBD	E-3467	06739JPJ6/ US06739JPJ69
DryShips Inc.	TBD	FWP-12	DRYS	TBD	19.00%	65.00%	TBD	TBD	TBD	TBD	E-3468	06739JPK3/ US06739JPK33
Ford Motor Company	TBD	FWP-14	F	TBD	12.50%	70.00%	TBD	TBD	TBD	TBD	E-3469	06739JPL1/ US06739JPL16
The Hartford Financial Services Group, Inc.	TBD	FWP-16	HIG	TBD	20.00%	70.00%	TBD	TBD	TBD	TBD	E-3470	06739JPM9/ US06739JPM98
Harley-Davidson, Inc.	TBD	FWP-18	HOG	TBD	12.00%	75.00%	TBD	TBD	TBD	TBD	E-3471	06739JPN7/ US06739JPN71
Massey Energy Company	TBD	FWP-20	MEE	TBD	14.25%	70.00%	TBD	TBD	TBD	TBD	E-3472	06739JPP2/ US06739JPP20
MGM MIRAGE	TBD	FWP-22	MGM	TBD	20.00%	60.00%	TBD	TBD	TBD	TBD	E-3473	06739JPQ0/ US06739JPQ03
The Mosaic Company	TBD	FWP-24	MOS	TBD	13.00%	75.00%	TBD	TBD	TBD	TBD	E-3474	06739JPR8/ US06739JPR85
Palm, Inc.	TBD	FWP-26	PALM	TBD	19.00%	65.00%	TBD	TBD	TBD	TBD	E-3475	06739JPS6/ US06739JPS68
Sprint Nextel Corporation	TBD	FWP-28	S	TBD	18.50%	65.00%	TBD	TBD	TBD	TBD	E-3476	06739JPT4/ US06739JPT42

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, this pricing supplement and any free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital Inc., 200 Park Avenue—Attn: US InvSol Support, New York, NY 10166.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Barclays Wealth, the wealth management division of Barclays Capital Inc., may sell the Notes to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the Notes—Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Notes to certain of its clients. In doing so, Barclays Wealth will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of

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discounts and commissions. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the Notes to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity with respect to any purchase of Notes by you. Barclays Wealth is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the Notes through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

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Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the

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Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

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If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 001-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$3.64	$1.75	$2.00
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
August 5, 2009*	$21.95	$14.77	$21.87

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $21.87

Protection level: 70.00%

Protection price: $15.31

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.724737

Coupon: 19.00% per annum

Maturity: November 30, 2009

Dividend yield: 0.94% per annum

Coupon amount monthly: $15.83

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Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.24%
+ 90%	4.75%		90.24%
+ 80%	4.75%		80.24%
+ 70%	4.75%		70.24%
+ 60%	4.75%		60.24%
+ 50%	4.75%		50.24%
+ 40%	4.75%		40.24%
+ 30%	4.75%		30.24%
+ 20%	4.75%		20.24%
+ 10%	4.75%		10.24%
+ 5%	4.75%		5.24%

0%	4.75%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.76%
- 10%	4.75%	-5.25%	-9.76%
- 20%	4.75%	-15.25%	-19.76%
- 30%	4.75%	-25.25%	-29.76%
- 40%	N/A	-35.25%	-39.76%
- 50%	N/A	-45.25%	-49.76%
- 60%	N/A	-55.25%	-59.76%
- 70%	N/A	-65.25%	-69.76%
- 80%	N/A	-75.25%	-79.76%
- 90%	N/A	-85.25%	-89.76%
- 100%	N/A	-95.25%	-99.76%

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CBS Corporation-Class B Non Voting

According to publicly available information, CBS Corporation (the “Company”) together with its consolidated subsidiaries, is a mass media company with operations in the following segments:

•

TELEVISION: The Television segment consists of CBS Television, comprised of the CBS® Television Network, the Company’s 30 owned broadcast television stations, CBS Paramount Network Television and CBS Television Distribution, the Company’s television production and syndication operations; Showtime Networks™, the Company’s premium subscription television program services; and CSTV College Sports Television® (to be rebranded CBS College Sports Network™ in March 2008), the Company’s cable network and online digital media business devoted to college athletics.

•	RADIO: The Radio segment owns and operates 140 radio stations in 30 United States (“U.S.”) markets through CBS Radio®.

•

OUTDOOR: The Outdoor segment displays advertising on media, including billboards, transit shelters, buses, rail systems (in-car, station platforms and terminals), mall kiosks and stadium signage principally through CBS Outdoor® and in retail stores through CBS Outernet™.

•	PUBLISHING: The Publishing segment consists of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner® and Free Press™.

For the year ended December 31, 2007, contributions to the Company’s consolidated revenues from its segments were as follows: Television 66%, Radio 12%, Outdoor 16% and Publishing 6%. The Company generated approximately 12% of its total revenues from international regions in 2007. For the year ended December 31, 2007, approximately 66% and 18% of total international revenues of $1.72 billion were generated in Europe and Canada, respectively.

The linked share’s SEC file number is: 001-09553.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$34.64	$27.83	$28.26
December 31, 2003	$32.92	$27.20	$32.74
March 31, 2004	$33.23	$26.82	$28.93
June 30, 2004	$31.10	$25.88	$26.35
September 30, 2004	$26.51	$23.53	$24.76
December 31, 2004	$27.44	$24.65	$26.85
March 31, 2005	$28.76	$24.90	$25.70
June 30, 2005	$26.74	$23.57	$23.62
September 30, 2005	$26.29	$23.46	$24.35
December 30, 2005	$25.97	$22.08	$24.05
March 31, 2006	$27.43	$23.85	$23.98
June 30, 2006	$27.24	$24.05	$27.05
September 29, 2006	$29.78	$25.53	$28.17
December 29, 2006	$32.04	$27.67	$31.18
March 30, 2007	$32.27	$28.45	$30.59
June 29, 2007	$34.02	$30.55	$33.32
September 28, 2007	$35.50	$28.76	$31.50
December 31, 2007	$31.68	$25.57	$27.25
March 31, 2008	$27.18	$21.00	$22.08
June 30, 2008	$25.00	$19.25	$19.49
September 30, 2008	$19.40	$14.09	$14.58
December 31, 2008	$14.61	$4.36	$8.19
March 31, 2009	$9.19	$3.06	$3.84
June 30, 2009	$9.15	$3.65	$6.92
August 5, 2009*	$9.15	$5.65	$8.86

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBS

Initial price: $8.86

Protection level: 70.00%

Protection price: $6.20

Physical delivery amount: 112($1,000/Initial price)

Fractional shares: 0.866817

Coupon: 16.00% per annum

Maturity: November 30, 2009

Dividend yield: 7.51% per annum

Coupon amount monthly: $13.33

FWP-9

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		101.88%
+ 90%	4.00%		91.88%
+ 80%	4.00%		81.88%
+ 70%	4.00%		71.88%
+ 60%	4.00%		61.88%
+ 50%	4.00%		51.88%
+ 40%	4.00%		41.88%
+ 30%	4.00%		31.88%
+ 20%	4.00%		21.88%
+ 10%	4.00%		11.88%
+ 5%	4.00%		6.88%

0%	4.00%		1.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-3.12%
- 10%	4.00%	-6.00%	-8.12%
- 20%	4.00%	-16.00%	-18.12%
- 30%	4.00%	-26.00%	-28.12%
- 40%	N/A	-36.00%	-38.12%
- 50%	N/A	-46.00%	-48.12%
- 60%	N/A	-56.00%	-58.12%
- 70%	N/A	-66.00%	-68.12%
- 80%	N/A	-76.00%	-78.12%
- 90%	N/A	-86.00%	-88.12%
- 100%	N/A	-96.00%	-98.12%

FWP-10

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of thirty-eight vessels and eight newbuildings consisting of nine Capesize drybulk carriers including four newbuilding Capesize drybulk carriers, thirty-three Panamax drybulk carriers including two newbuilding Panamax drybulk carriers, two newbuilding Kamsarmax drybulk carriers, and two Supramax drybulk carriers. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, the Company has also chartered-in a 2000 built Panamax drybulk carrier for a period of three years ending in December 2008. The average age of the vessels in the Company’s fleet is 8.8 years. The expected date of delivery of the eight newbuilding vessels are between the second quarter of 2008 and second quarter of 2010, respectively.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 000-51141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
August 5, 2009*	$7.10	$4.90	$6.71

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $6.71

Protection level: 65.00%

Protection price: $4.36

Physical delivery amount: 149($1,000/Initial price)

Fractional shares: 0.031297

Coupon: 19.00% per annum

Maturity: November 30, 2009

Dividend yield: 3.15% per annum

Coupon amount monthly: $15.83

FWP-11

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.79%
+ 90%	4.75%		90.79%
+ 80%	4.75%		80.79%
+ 70%	4.75%		70.79%
+ 60%	4.75%		60.79%
+ 50%	4.75%		50.79%
+ 40%	4.75%		40.79%
+ 30%	4.75%		30.79%
+ 20%	4.75%		20.79%
+ 10%	4.75%		10.79%
+ 5%	4.75%		5.79%

0%	4.75%		0.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.21%
- 10%	4.75%	-5.25%	-9.21%
- 20%	4.75%	-15.25%	-19.21%
- 30%	4.75%	-25.25%	-29.21%
- 40%	N/A	-35.25%	-39.21%
- 50%	N/A	-45.25%	-49.21%
- 60%	N/A	-55.25%	-59.21%
- 70%	N/A	-65.25%	-69.21%
- 80%	N/A	-75.25%	-79.21%
- 90%	N/A	-85.25%	-89.21%
- 100%	N/A	-95.25%	-99.21%

FWP-12

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 001-03950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
August 5, 2009*	$8.86	$5.25	$8.44

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $8.44

Protection level: 70.00%

Protection price: $5.91

Physical delivery amount: 118($1,000/Initial price)

Fractional shares: 0.483412

Coupon: 12.50% per annum

Maturity: November 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.42

FWP-13

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.125%		100.00%
+ 90%	3.125%		90.00%
+ 80%	3.125%		80.00%
+ 70%	3.125%		70.00%
+ 60%	3.125%		60.00%
+ 50%	3.125%		50.00%
+ 40%	3.125%		40.00%
+ 30%	3.125%		30.00%
+ 20%	3.125%		20.00%
+ 10%	3.125%		10.00%
+ 5%	3.125%		5.00%

0%	3.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.125%	-1.875%	-5.00%
- 10%	3.125%	-6.875%	-10.00%
- 20%	3.125%	-16.875%	-20.00%
- 30%	3.125%	-26.875%	-30.00%
- 40%	N/A	-36.875%	-40.00%
- 50%	N/A	-46.875%	-50.00%
- 60%	N/A	-56.875%	-60.00%
- 70%	N/A	-66.875%	-70.00%
- 80%	N/A	-76.875%	-80.00%
- 90%	N/A	-86.875%	-90.00%
- 100%	N/A	-96.875%	-100.00%

FWP-14

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2007, total assets and total stockholders’ equity of the Company were $360.4 billion and $19.2 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$56.16	$49.33	$52.63
December 31, 2003	$59.27	$52.14	$59.03
March 31, 2004	$66.70	$58.75	$63.70
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
August 5, 2009*	$17.35	$10.00	$16.50

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $16.50

Protection level: 70.00%

Protection price: $11.55

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.606061

Coupon: 20.00% per annum

Maturity: November 30, 2009

Dividend yield: 5.35% per annum

Coupon amount monthly: $16.67

FWP-15

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.34%
+ 90%	5.00%		91.34%
+ 80%	5.00%		81.34%
+ 70%	5.00%		71.34%
+ 60%	5.00%		61.34%
+ 50%	5.00%		51.34%
+ 40%	5.00%		41.34%
+ 30%	5.00%		31.34%
+ 20%	5.00%		21.34%
+ 10%	5.00%		11.34%
+ 5%	5.00%		6.34%

0%	5.00%		1.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.66%
- 10%	5.00%	-5.00%	-8.66%
- 20%	5.00%	-15.00%	-18.66%
- 30%	5.00%	-25.00%	-28.66%
- 40%	N/A	-35.00%	-38.66%
- 50%	N/A	-45.00%	-48.66%
- 60%	N/A	-55.00%	-58.66%
- 70%	N/A	-65.00%	-68.66%
- 80%	N/A	-75.00%	-78.66%
- 90%	N/A	-85.00%	-88.66%
- 100%	N/A	-95.00%	-98.66%

FWP-16

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. The Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (BMC). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986. During 2005, the Company’s market share, based on retail registrations of new Harley-Davidson motorcycles, was 48.7% in the United States (Data provided by the Motorcycle Industry Council).

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$50.25	$38.15	$48.20
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 30, 2008	$48.00	$32.18	$37.30
December 31, 2008	$36.92	$11.54	$16.97
March 31, 2009	$20.01	$7.99	$13.39
June 30, 2009	$22.73	$12.90	$16.21
August 5, 2009*	$23.53	$14.99	$22.48

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $22.48

Protection level: 75.00%

Protection price: $16.86

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.483986

Coupon: 12.00% per annum

Maturity: November 30, 2009

Dividend yield: 3.74% per annum

Coupon amount monthly: $10.00

FWP-17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.94%
+ 90%	3.00%		90.94%
+ 80%	3.00%		80.94%
+ 70%	3.00%		70.94%
+ 60%	3.00%		60.94%
+ 50%	3.00%		50.94%
+ 40%	3.00%		40.94%
+ 30%	3.00%		30.94%
+ 20%	3.00%		20.94%
+ 10%	3.00%		10.94%
+ 5%	3.00%		5.94%

0%	3.00%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-4.06%
- 10%	3.00%	-7.00%	-9.06%
- 20%	3.00%	-17.00%	-19.06%
- 30%	N/A	-27.00%	-29.06%
- 40%	N/A	-37.00%	-39.06%
- 50%	N/A	-47.00%	-49.06%
- 60%	N/A	-57.00%	-59.06%
- 70%	N/A	-67.00%	-69.06%
- 80%	N/A	-77.00%	-79.06%
- 90%	N/A	-87.00%	-89.06%
- 100%	N/A	-97.00%	-99.06%

FWP-18

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple mines. At January 31, 2008, the Company operated 47 mines, including 35 underground (one of which employs both room and pillar and longwall mining) and 12 surface (with eight highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use its coal as fuel for their steam-powered generators.

The linked share’s SEC file number is 001-07775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 28, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
September 30, 2008	$93.98	$31.17	$35.67
December 31, 2008	$35.00	$10.06	$13.79
March 31, 2009	$18.69	$9.62	$10.12
June 30, 2009	$26.46	$9.80	$19.54
August 5, 2009*	$28.62	$15.85	$28.20

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $28.20

Protection level: 70.00%

Protection price: $19.74

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.460993

Coupon: 14.25% per annum

Maturity: November 30, 2009

Dividend yield: 0.84% per annum

Coupon amount monthly: $11.88

FWP-19

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.563%		100.21%
+ 90%	3.563%		90.21%
+ 80%	3.563%		80.21%
+ 70%	3.563%		70.21%
+ 60%	3.563%		60.21%
+ 50%	3.563%		50.21%
+ 40%	3.563%		40.21%
+ 30%	3.563%		30.21%
+ 20%	3.563%		20.21%
+ 10%	3.563%		10.21%
+ 5%	3.563%		5.21%

0%	3.563%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.563%	-1.437%	-4.79%
- 10%	3.563%	-6.437%	-9.79%
- 20%	3.563%	-16.437%	-19.79%
- 30%	3.563%	-26.437%	-29.79%
- 40%	N/A	-36.437%	-39.79%
- 50%	N/A	-46.437%	-49.79%
- 60%	N/A	-56.437%	-59.79%
- 70%	N/A	-66.437%	-69.79%
- 80%	N/A	-76.437%	-79.79%
- 90%	N/A	-86.437%	-89.79%
- 100%	N/A	-96.437%	-99.79%

FWP-20

MGM MIRAGE

According to publicly available information, MGM MIRAGE (the “Company”) is one of the largest gaming companies in the world and owns a collection of casino resorts. The Company was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. The Company acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$19.30	$16.19	$18.28
December 31, 2003	$19.10	$17.03	$18.81
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 28, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
March 31, 2008	$84.92	$57.26	$58.77
June 30, 2008	$62.90	$33.00	$33.89
September 30, 2008	$38.49	$21.65	$28.50
December 31, 2008	$27.70	$8.00	$13.76
March 31, 2009	$16.89	$1.81	$2.33
June 30, 2009	$13.78	$2.34	$6.39
August 5, 2009*	$8.53	$5.34	$8.14

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $8.14

Protection level: 60.00%

Protection price: $4.88

Physical delivery amount: 122($1,000/Initial price)

Fractional shares: 0.850123

Coupon: 20.00% per annum

Maturity: November 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	5.00%	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-22

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
March 31, 2009	$49.78	$31.17	$41.98
June 30, 2009	$59.33	$37.10	$44.30
August 5, 2009*	$55.59	$39.39	$54.05

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $54.05

Protection level: 75.00%

Protection price: $40.54

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.501388

Coupon: 13.00% per annum

Maturity: November 30, 2009

Dividend yield: 0.37% per annum

Coupon amount monthly: $10.83

FWP-23

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.25%		100.09%
+ 90%	3.25%		90.09%
+ 80%	3.25%		80.09%
+ 70%	3.25%		70.09%
+ 60%	3.25%		60.09%
+ 50%	3.25%		50.09%
+ 40%	3.25%		40.09%
+ 30%	3.25%		30.09%
+ 20%	3.25%		20.09%
+ 10%	3.25%		10.09%
+ 5%	3.25%		5.09%

0%	3.25%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.25%	-1.75%	-4.91%
- 10%	3.25%	-6.75%	-9.91%
- 20%	3.25%	-16.75%	-19.91%
- 30%	N/A	-26.75%	-29.91%
- 40%	N/A	-36.75%	-39.91%
- 50%	N/A	-46.75%	-49.91%
- 60%	N/A	-56.75%	-59.91%
- 70%	N/A	-66.75%	-69.91%
- 80%	N/A	-76.75%	-79.91%
- 90%	N/A	-86.75%	-89.91%
- 100%	N/A	-96.75%	-99.91%

FWP-24

Palm, Inc.

According to publicly available information, Palm, Inc. (the “Company”) is a provider of mobile products that enhance the lifestyle of individual users and business customers worldwide. Palm’s products for consumers, mobile professionals and businesses currently include Palm Pre™, Treo™ and Centro™ smartphones, as well as software, services and accessories. Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores.

The Company was incorporated in 1992 as Palm Computing Inc. and reincorporated in Delaware in 1999. Its headquarter facilities are in Sunnyvale, California.

The linked share’s SEC file number is: 000-29597.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$4.12	$2.53	$3.50
December 31, 2003	$5.06	$2.70	$3.12
March 31, 2004	$5.86	$2.53	$5.67
June 30, 2004	$9.32	$4.17	$9.23
September 30, 2004	$11.13	$7.36	$8.08
December 31, 2004	$12.38	$7.05	$8.37
March 31, 2005	$8.53	$5.68	$6.74
June 30, 2005	$8.58	$5.51	$7.90
September 30, 2005	$9.87	$6.84	$7.52
December 30, 2005	$8.95	$6.50	$8.44
March 31, 2006	$12.38	$8.49	$12.29
June 30, 2006	$13.22	$8.48	$8.55
September 29, 2006	$8.78	$7.37	$7.73
December 29, 2006	$8.94	$7.12	$7.48
March 30, 2007	$10.35	$7.19	$9.62
June 29, 2007	$9.86	$8.21	$8.50
September 28, 2007	$9.16	$7.18	$8.64
December 31, 2007	$10.20	$5.24	$6.34
March 31, 2008	$7.05	$4.21	$5.00
June 30, 2008	$7.36	$4.96	$5.39
September 30, 2008	$8.94	$5.00	$5.97
December 31, 2008	$6.48	$1.14	$3.07
March 31, 2009	$9.51	$3.04	$8.62
June 30, 2009	$16.74	$8.41	$16.57
August 5, 2009*	$16.80	$13.63	$15.29

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PALM

Initial price: $15.29

Protection level: 65.00%

Protection price: $9.94

Physical delivery amount: 65($1,000/Initial price)

Fractional shares: 0.402224

Coupon: 19.00% per annum

Maturity: November 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.83

FWP-25

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	4.75%	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

FWP-26

Sprint Nextel Corporation

According to publicly available information, Sprint Nextel Corporation (the “Company”) incorporated in 1938 under the laws of Kansas, is mainly a holding company, with its operations primarily conducted by its subsidiaries. The Company is a global communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses and government customers.

The Company, together with three third party affiliates, or PCS Affiliates, offer digital wireless service in all 50 states, Puerto Rico and the U.S. Virgin Islands under the Sprint® brand name utilizing wireless code division multiple access, or CDMA, technology. The Company offer digital wireless services under the Nextel® brand name using integrated Digital Enhanced Network, or iDEN®, technology. The Company also offers wireless services, including Boost Mobile® prepaid wireless service on iDEN network and Boost Unlimited, a local calling prepaid service on our CDMA network.

The linked share’s SEC file number is 001-04721.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$14.69	$12.29	$13.70
December 31, 2003	$14.96	$13.36	$14.89
March 31, 2004	$17.69	$14.74	$16.72
June 30, 2004	$18.12	$15.27	$15.96
September 30, 2004	$18.63	$15.51	$18.26
December 31, 2004	$23.19	$18.00	$22.54
March 31, 2005	$22.82	$19.77	$20.64
June 30, 2005	$23.11	$19.57	$22.76
September 30, 2005	$24.65	$21.09	$21.57
December 30, 2005	$23.42	$20.09	$21.19
March 31, 2006	$23.80	$20.39	$23.44
June 30, 2006	$24.39	$19.38	$19.99
September 29, 2006	$20.77	$15.96	$17.15
December 29, 2006	$20.62	$16.76	$18.89
March 30, 2007	$20.42	$16.93	$18.96
June 29, 2007	$23.42	$18.89	$20.71
September 28, 2007	$22.63	$17.24	$19.00
December 31, 2007	$19.70	$12.96	$13.13
March 31, 2008	$13.16	$5.49	$6.69
June 30, 2008	$9.94	$6.27	$9.50
September 30, 2008	$9.69	$5.75	$6.10
December 31, 2008	$6.72	$1.35	$1.83
March 31, 2009	$4.20	$1.83	$3.57
June 30, 2009	$5.94	$3.49	$4.81
August 5, 2009*	$4.91	$3.81	$3.96

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: S

Initial price: $3.96

Protection level: 65.00%

Protection price: $2.57

Physical delivery amount: 252($1,000/Initial price)

Fractional shares: 0.525253

Coupon: 18.50% per annum

Maturity: November 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

FWP-27

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	4.625%	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

FWP-28